                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               Virbac Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                               VIRBAC CORPORATION

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS


                            TO BE HELD APRIL 25, 2002



TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Virbac Corporation (the "Company") will be held at 2:00 p.m. local time on Thursday, April 25, 2002, at the Company Headquarters, 3200 Meacham Boulevard, Fort Worth, Texas 76137 for the following purposes:

         1. to elect two Class 3 Directors to serve on the Board for a three-year term;

         2. to transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on March 1, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

         IF YOU ARE UNABLE TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED.

                                    By Order of the Board of Directors,


                                    Joseph A. Rougraff
                                    Secretary


Fort Worth, Texas
April 1, 2002

                              ELECTION OF DIRECTORS

         The Company's Articles of Incorporation and Bylaws provide that the number of Directors of the Company shall be not less than five nor more than thirteen. In addition, they provide for the division of the Board of Directors into three classes, designated Class 1, Class 2, and Class 3, with staggered terms of three years. The terms of Class 1, Class 2, and Class 3 Directors expire in 2003, 2004, and this year, respectively.

         The Board currently consists of five members. Pierre Pages is a Class 1 Director, Pascal Boissy and Eric Maree are Class 2 Directors, and Alec L. Poitevint, II and Jean-Noel Willk are Class 3 Directors. At the meeting, two Class 3 Directors are to be elected to serve for a term of three years and until their successors are duly elected.

         The Company's Bylaws provide for the election of Directors by the affirmative vote of the majority of shares represented at a meeting and entitled to vote for the election of Directors.

DIRECTORS AND NOMINEES

         NAME                               AGE      POSITION       CLASS
         ----                               ---      --------       -----
         Pascal Boissy(1)                   59       Chairman         2
         Eric Maree                         49       Director         2
         Pierre Pages, D.V.M.(2)            50       Director         1
         Alec L. Poitevint, II(1)(2)        54       Director         3
         Jean N. Willk(1)                   44       Director         3

(1)      Member of Audit Committee
(2)      Member of  Compensation Committee

NOMINEES

         ALEC L. POITEVINT, II has been a Director since January 1996, and previously served as the Company's Chairman from February 1997 until March 1999. Mr. Poitevint has been Chairman and President of Southeastern Minerals, Inc. and its affiliated companies since 1981 and 1976, respectively. Since May 1991, he has served as Director of the American Feed Industry Insurance Company, Des Moines, Iowa, and from May 1994 to April 1995, he served as Chairman of the American Feed Industry Association. He is a director of the Georgia Agribusiness Council and a life member of the Poultry Leader Round Table of the Georgia Poultry Federation, and in 1988 and 1989 he served as Chairman of the National Feed Ingredients Association. He also has served in various capacities relating to Eastern European agricultural trade and market development, including Director of the International Republican Institute since March 1992. In addition, Mr. Poitevint currently serves as Republican National Committeeman for Georgia and served as Cochairman and Treasurer of the 2000 Republican National Convention and served as Treasurer of the Republican National Committee from January 1997 to January 2001. He has served as the Vice Chairman and a director of the First Port City Bank, Bainbridge, Georgia since January 1994 and February 1989, respectively.

         JEAN N. WILLK was appointed by the Board of Directors on April 26, 2001 to serve a term until the next regularly scheduled election of Directors. Mr. Willk has a degree in international law and an MBA. He has managed the American subsidiaries of European companies, including Italcementi, a manufacturer of construction materials and De Dietrich, a supplier of manufacturing equipment for the pharmaceutical industry.

CONTINUING DIRECTORS

         PIERRE PAGES, D.V.M., has been a Director since March 1999. Dr. Pages has served as the Chief Operating Officer of Virbac S. A. since December 1999. From December 1996 to December 1999, he served as Executive Vice President in charge of Operations, Production, and Quality Assurance. From December 1992 to December 1996, Dr. Pages was Executive Vice President in charge of Operations. Prior to becoming Executive Vice President, Dr. Pages served as Director of International Operations from 1990 through 1995. Since December 1992, Dr. Pages is a member of the Directory Board of Virbac SA.

         PASCAL BOISSY has served as the Company's Chairman since March 1999. Mr. Boissy served as President and Chairman of Virbac S. A. from April 1992 until the end of 1999 and was responsible for the Company's merger with Agri-Nutrition Group in March 1999. From 1973 to April 1992, Mr. Boissy served Virbac SA in numerous management positions. Virbac SA is a French veterinary pharmaceutical manufacturer that indirectly owns approximately 60% of the Company's outstanding common stock. He served on Virbac SA's Board of Directors from 1989 through 1999, and served as President and Chairman of the Board of Directors of various subsidiaries of Virbac SA. Mr. Boissy serves as a Rotarian and as an honorary member of the Advisory Board of the Banque de France in Nice.

         ERIC MAREE has served as a Director since January 2000. Mr. Maree joined Virbac S. A. in October 1999 and was appointed its President effective December 15, 1999. Previously, he was Chief Executive Officer of Laboratories Roche Nicholas and Vice President of Roche Consumer Health, two subsidiaries of Hoffman La Roche, from 1994 through 1999.

CERTAIN BOARD INFORMATION

         The Board of Directors supervises the management of the Company as provided by Delaware law. The Board has established two committees, the Audit Committee and the Compensation Committee. The Audit Committee makes recommendations for selection of the Company's independent auditors, reviews the annual audit reports of the Company, and reviews any non-audit fees paid to the Company's independent auditors. The Compensation Committee is responsible for supervising the Company's executive compensation policies, administering the employee incentive plans, reviewing officers' salaries, approving significant changes in executive employee benefits, and recommending to the Board such other forms of remuneration as it deems appropriate. The members of the Audit Committee are Messrs. Poitevint, Boissy, and Willk. Mr. Boissy is not an independent director, as that term is defined in the rules that apply to companies whose securities are traded on the Nasdaq Stock Market, due to his former positions with Virbac S. A. The Board determined to include him on the Audit Committee because of its belief that he is qualified to serve in that capacity. The Compensation Committee members are Messrs. Poitevint and Pages.

         The Board of Directors held five meetings during the fiscal year ended December 31, 2001. The Audit Committee held four meetings, and the Compensation Committee held one meeting during such period. All of the Company's Directors attended at least 75 percent of the meetings of the Board and of the committees of which they were members. The Board of Directors has no nominating committee.

         Directors of the Company are reimbursed for out-of-pocket expenses in connection with attendance at meetings. The Company's Chairman will receive $75,000 per year, $50,000 which will be payable in cash and $25,000 of which will be payable in Common Stock. Mr. Poitevint and Mr. Willk receive an annual retainer of $14,000 per year, $7,000 of which is payable in Common Stock and $7,000 of which is payable in cash, plus $1,000 for each meeting attended. Mr. Pages receives an annual retainer of $10,000 per year, $7,000 is payable in Common Stock and $3,000 of which is payable in cash, plus $1,000 for each meeting attended. Mr. Maree receives no annual retainer from the Company. In addition, non-employee Directors (except Mr. Maree) are awarded options to purchase 5,000 shares of Common Stock upon election to the Board and options to purchase 1,000 shares of Common Stock annually thereafter. Each such option has an exercise price of the market value of the Company's Common Stock on the date of grant, and becomes exercisable in three equal annual installments beginning on the first anniversary of the date of grant.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. POITEVINT AND WILLK AS CLASS 3 DIRECTORS TO SERVE FOR A TERM OF THREE YEARS. Election of Directors requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting. Shares represented by the enclosed proxy will be voted for the election of Messrs. Poitevint and Willk unless authority is withheld. If for any reason either is not a candidate for election as a Director at the meeting as the result of an event not now anticipated, the shares represented by the enclosed proxy will be voted for such substitute as shall be designated by the Board.

REPORT OF THE AUDIT COMMITTEE

         Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

         In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of the Company's independent accountants, PricewaterhouseCoopers LLP. That firm has discussed with the Committee and provided written disclosures to the committee on (1) that firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated under generally accepted auditing standards. The Committee considered the compatibility of the non-audit services provided by the independent accountants to their independence and determined that there was no conflict of independence.

         The Committee reviewed with the Company's Chief Financial Officer and the independent accountants, the overall scope and specific plans for the respective audits.

         The Committee met with the Chief Financial Officer and the independent accountants to review the results of their examinations, their evaluation of the Company's internal controls, and the overall quality of Virbac's accounting and financial reporting. In addition, the Committee met without management of the Company present to discuss any matters the independent accountants or the committee deemed necessary.

         The Committee reviewed and discussed with management and the independent accountants the Company's annual audited financial statements as well as the unaudited quarterly financial statements. Following these actions, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.


                                         AUDIT COMMITTEE
                                           Alec L. Poitevint, II
                                           Pascal Boissy
                                           Jean N. Willk

FEES PAID TO AUDITORS

Audit Fees

         During 2001, the Company was billed an aggregate of $281,877 for services provided by PricewaterhouseCoopers LLP for the audit of our 2000 and 2001 annual financial statements and for reviews of the financial statements included in our 2001 quarterly reports on Form 10-Q. The total expected fees for the audit of the Company's 2001 financial statements is $130,000.

Financial Information System Design or Implementation Services Fees

         During 2001, PricewaterhouseCoopers LLP provided no financial information systems or design services.

All Other Fees

         During 2001, the Company was billed an aggregate of $89,420 for services provided by PricewaterhouseCoopers LLP other than those described under "Audit Fees."


EXECUTIVE COMPENSATION

         The following table sets forth compensation for the fiscal years ended December 31, 2001, 2000, and 1999 earned by the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration on an annual basis exceeds $100,000 during 2001 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                    Annual Compensation         Compensation
          Name and               Year Ended      -----------------------       Shares Underlying        All Other
     Principal Position         December 31        Salary          Bonus            Options           Compensation
     ------------------         -----------        ------          -----            -------           ------------
Thomas L. Bell                     2001         $195,000       $19,500                18,000            $12,000
   President and Chief             2000         $187,200       $28,125 (1)            25,000            $12,000
   Executive Officer               1999         $105,000       $40,000                50,000            $ 7,000

Bruce G. Baker (2)                 2001         $170,000       $ -0-                   4,000            $12,000
   Executive Vice President        2000         $170,000       $25,000                 8,000            $12,000
   - Business Development          1999         $190,000       $25,000                   -0-            $12,000

Joseph A. Rougraff (3)             2001         $129,780       $ 9,734                 4,000            $   -0-
   Vice President - Chief          2000         $ 74,808       $ 6,615                 8,000            $   -0-
   Financial Officer

(1)      Consists of a special bonus awarded in February 2001.

(2)      Mr. Baker was deceased on January 2, 2002.

(3)      Mr. Rougraff joined the Company in May 2000.

STOCK OPTION GRANTS

         The following table contains information concerning the grant of stock options to each of the Named Executives during the fiscal year ended December 31, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                Individual Grants
-------------------------------------------------------------------------------------
                                          Percent of                                              Potential Realizable
                        Number of        Total Shares                                            Value at Assumed
                         Shares       Underlying Options                                               Annual Rates
                       Underlying         Granted to        Per Share                                 Of Stock Price
                         Options        Employees in        Exercise       Expiration                  Appreciation
Name                     Granted         Fiscal Year         Price           Date             ------------------------------
----                   -----------    -------------------   ----------     ----------             5%                  10%
                                                                                              ----------          ----------
Thomas L. Bell           18,000                     11%         $ 3.375     2/28/2011         $   98,955          $  157,570
Bruce G. Baker            4,000                      2%         $ 3.375     2/28/2011         $   21,990          $   35,016
Joseph A. Rougraff        4,000                      2%         $ 3.375     2/28/2011         $   21,990          $   35,016

                          OPTION EXERCISES AND HOLDINGS

         The following table sets forth information concerning the exercise of options during the fiscal year ended December 31, 2001 and the value of unexercised options held as of the end of the fiscal year with respect to each of the Named Executives.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                               Shares                            Number of Shares                  Value of Unexercised
                             Acquired        Value           Underlying Unexercised                    In-the-Money
Name                       On Exercise     Realized             Options at 12/31/01              Options at 12/31/01 (1)
----                       -----------     --------       ----------------------------      -------------------------------
                                                          Exercisable    Unexercisable      Exercisable       Unexercisable
                                                          -----------    -------------      -----------       -------------
Thomas L. Bell                  -0-                          41,667           51,333          $ 145,417       $ 131,303
Bruce G. Baker                  -0-                          28,862           19,903          $  38,320       $  26,984
Joseph A. Rougraff              -0-                           2,667            9,333          $   6,614       $  19,886

(1) Calculated by multiplying the number of shares underlying options by the difference between the closing price of the Common Stock on the NASDAQ National Market on December 31, 2001 and the exercise price of the options.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for supervising the Company's executive compensation policies, administering the employee incentive plans, reviewing officers' salaries, approving significant changes in executive employee benefits, and recommending to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee is composed of two Directors who are not employees of the Company.

COMPENSATION PHILOSOPHY

         The Company's executive compensation program is designed to attract, retain, and motivate a highly qualified and experienced senior management team. The Compensation Committee believes that these objectives can best be obtained by directly tying executive compensation to meeting annual and long-term financial performance goals and to appreciation in the Company's stock price. In accordance with these objectives, the total compensation program for the executive officers of the Company and its subsidiaries consists of three components:

         o        Base salary;

         o Annual incentive compensation consisting of bonuses based upon achievement of financial performance objectives; and

         o Long-term equity incentives composed of stock options and other incentive awards, including outright share grants, which may be conditioned upon future events such as continued employment and/or the attainment of performance objectives. Performance objectives may be measured by reference to the earnings of the Company (or a subsidiary or division of the Company), return on shareholders' equity or to the market value of the Common Stock, among other things.

         It is the Company's policy to consider the deductibility of executive compensation under applicable income tax rules as a factor used to make specific compensation determinations consistent with the goals of the Company's executive compensation program. No component of the Company's executive compensation has been determined to be non-deductible to the Company for the fiscal year ended December 31, 2001.

BASE SALARY

         The Compensation Committee determines the base salaries of the Company's executive officers by evaluating the responsibilities of the positions, experience, and performance. To assist in establishing salary levels for the 2001 fiscal year, the Compensation Committee performed an informal survey of salary levels of executives at other companies in the animal health and agriculture industries. The Compensation Committee utilizes the salary component of the executive compensation program primarily to attract and retain qualified and experienced senior managers.

ANNUAL BONUS

         The Company's annual bonus program is intended to promote superior performance by making incentive compensation an important part of the executive officers' compensation. For the 2001 fiscal year, the Company's Chief Executive Officer, Executive Vice President - Business Development, and Chief Financial Officer received bonuses of $19,500, $-0- and $9,734, respectively.

         Other executive officers of the Company, including subsidiary and division heads, corporate and subsidiary vice presidents, and other managers, also are entitled to receive annual bonuses and/or stock options or grants based upon a percentage of their base salaries and Company and/or individual performance.

LONG-TERM INCENTIVES

         The Compensation Committee believes that it is important to provide executive officers incentive compensation based upon the Company's stock price performance, thus aligning the interests of its executive officers with those of its stockholders and encouraging them to contribute to the Company's long-term success. Such incentive compensation also encourages employees to remain in the service of the Company.

         During the fiscal year ended December 31, 2001, the Company's current Chief Executive Officer, Executive Vice President - Business Development, and Chief Financial Officer were granted options to purchase 18,000, 4,000, and 4,000 shares, respectively, of the Company's Common Stock. In addition, several of the Company's subsidiaries' presidents, vice presidents, and other managers have been granted stock options. The number of shares subject to such options are based upon position and performance, the exercise price is the market value of the Company's Common Stock on the date of grant, and the options generally become exercisable in three equal installments beginning on the first anniversary of the date of the grant.

                                           COMPENSATION COMMITTEE
                                                Pierre Pages
                                                Alec L. Poitevint, II


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND CERTAIN TRANSACTIONS

         The Company has adopted a policy that any transaction between the Company and any of its officers, Directors, or holders of as much as five percent of any class of its capital stock is required (i) to be on terms no less favorable than those that could be obtained from unaffiliated parties and (ii) to be approved by a majority of disinterested Directors.

         The Company has significant transactions with Virbac S. A., which indirectly owns approximately 61% of the Company's stock. The transactions with Virbac S. A. and its related affiliates for the year ended December 31, 2001 are summarized below:

         o The Company purchased raw materials and finished goods in the amount of $2.5 million.

         o        The Company had sales in the amounts of $1.2 million.

         o The Company has an agreement with Virbac S. A., giving the Company the exclusive U.S. and Canadian rights to manufacture and sell products currently in development and previously developed by VBSA. In 2001, the Company paid a royalty ranging from 3% to 6% or $0.2 million, on Virbac S. A. developed products sold by the Company..

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934, (the "Exchange Act") as amended, requires the Company's executive officers and Directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Other than Mr. Boissy and Mr. Baker, who were delinquent in filing one report each, the Company is not aware of any officers or Directors who did not file required reports in a timely manner.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 2002 by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) each Director of the Company and each Nominee, (iii) each Named Executive, and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the address of each stockholder is: c/o Virbac Corporation, 3200 Meacham Boulevard, Fort Worth, Texas 76137.

Beneficial Owner                    Shares Beneficially Owned (1)       Percentage Ownership (1)
----------------                    -----------------------------       ------------------------
Interlab S.A.S. (2)                         13,383,413                             60.7
Pascal Boissy                                   33,616                              0.2
Eric Maree                                          --                               --
Pierre Pages                                    10,771                               --
Alec L. Poitevint, II (3)                      385,190                              1.7
Jean N. Willk                                    3,509                               --
Thomas L. Bell    (5)                          104,060                              0.5
Joseph A. Rougraff  (6)                         13,667                              0.1
Directors and Executive Officers
      as a Group (7 persons) (4)               550,813                              2.5

(1) Includes shares issuable upon the exercise of options that are exercisable within 60 days of the date of this Proxy Statement. The shares underlying such options are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Interlab S.A.S. is a wholly owned subsidiary of Virbac SA. Its address is 13eme rue - L.I.D., 06517 Carros Cedex, France.

(3) Mr. Poitevint's address is Southeastern Minerals, Inc., P.O. Box 1650, 1100 Dothan Road, Bainbridge, Georgia 31718. Includes options to purchase 8,000 shares of Common Stock. Also includes 147,252 shares held by Marshall Minerals, Inc. and 162,339 shares held by Mineral Associates, Inc. Mr. Poitevint is President and Chairman of both corporations, but is not a controlling shareholder of either corporation, and disclaims beneficial ownership of such shares. Also includes 20,000 shares held by adult children, for which Mr. Poitevint disclaims ownership.

(4)      Includes options to purchase 90,003 shares of Common Stock.

(5)      Includes options to purchase 72,667 shares of Common Stock.

(6)      Includes options to purchase 6,667 shares of Common Stock.

                                PERFORMANCE GRAPH

         The following graph compares the performance of the Company's Common Stock cumulative total return to stockholders of (i) the stocks included in the NASDAQ National Market - United States Index, (ii) a peer group of companies in the animal health industry, and (iii) a peer group of non-financial companies with market capitalization comparable to that of the Company. The Company believes that a peer group of companies in the animal health industry is more representative than a peer group of non-financial companies with market capitalization comparable to that of the Company. For comparison purposes, however, both peer groups are shown below. The companies included in the animal health industry peer group are: Abaxis Inc., Heska Corp., IGI Inc., Neogen Corp., and Synbiotices Corp. The companies included in the peer group of non-financial companies with market capitalization comparable to that of the Company are: D&K Healthcare Resources Inc., Eateries Inc., Elecsys Corporation, Hector Communications Corp., H E R C Products Inc., Infinity Inc., Infocrossing Inc., Lifeway Foods Inc., Micro Component Tech Inc., Microfield Graphics Inc., OI Corp., Sands Regent, Scott's Liquid Gold Inc., Starcraft Corp., and Winter Sports Inc. Five companies included in last year's peer group are not in this year's group because they were acquired or delisted.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG VIRBAC CORPORATION,
                       NASDAQ U.S. AND PEER GROUP INDEXES

                              [PERFORMANCE GRAPH]

                          1996       1997        1998       1999       2000       2001
                          ----       ----        ----       ----       ----       ----
VIRBAC CORPORATION       100.00     102.56       87.18     246.14     271.82     413.52
PEER GROUP I             100.00      90.48       45.17      53.05      38.70      55.63
NASDAQ U.S.              100.00     122.47      172.72     320.99     193.17     149.10
PEER GROUP II            100.00     140.83      154.05     196.51     120.86     228.46

                     ASSUMES $100 INVESTED ON JAN. 01, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

                                  OTHER MATTERS

         The Board of Directors has no knowledge of any additional business to be presented for consideration at the meeting. Should any such matters properly come before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgement on such other matters and with respect to matters incident to the conduct of the meeting. Certain financial and other information regarding the Company, including audited consolidated financial statements of the Company and subsidiaries for the last fiscal year, is included in the Company's 2001 Annual Report to Stockholders mailed together with this Proxy Statement.

         Stockholders may obtain a copy of the Company's Annual Report on Form 10-K and the schedules thereto by writing to Joseph A. Rougraff, Secretary, Virbac Corporation, 3200 Meacham Boulevard, Forth Worth, TX 76137. Additional copies of this Proxy Statement and the accompanying proxy also may be obtained from Joseph A. Rougraff.

         The affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting is required to elect Directors and act on any other matters properly brought before the meeting. Shares represented by proxies marked "withhold authority" with respect to the election of the nominee for Director will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies thus will have the same effect as if the shares represented thereby were noted against such nominee. If a broker indicates on the proxy that it does not have discretionary authority to vote in the election of Directors, those shares will not be counted for the purposes of determining the number of shares represented by proxy at the meeting.

         The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mail, certain officers and employees of the Company may solicit the return of proxies by telephone, telegram, or in person. The Company has requested that brokerage houses, custodians, nominees, and fiduciaries forward soliciting materials to the beneficial owners of Common Stock of the Company and will reimburse them for their reasonable out-of-pocket expenses.

         A list of stockholders of record entitled to be present and vote at the meeting will be available at the offices of the Company for inspection by the stockholders during regular business hours from March 21, 2002 to the date of the meeting. The list will also be available during the meeting for inspection by stockholders who are present. Votes will be tabulated by an automated system administered by ChaseMellon Shareholder Services, St. Louis, Missouri; the Company's transfer agent. Members of the Company's independent accounting firm, PricewaterhouseCoopers LLP, are expected to attend the meeting to make a statement if they so desire and to respond to questions from stockholders.

         In order to assure the presence to the necessary quorum at the meeting, please sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. Signing and returning the proxy will not prevent you from attending the meeting and voting in person should you so desire.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

         Any stockholder who wishes to present a proposal for consideration at the Annual Meeting of Stockholders to be held in 2003 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the proxy materials relating to the 2003 Annual Meeting, the Company must receive it no later than December 1, 2002. If a stockholder intends to submit a proposal at the 2003 annual meeting that is not eligible for inclusion in the proxy materials relating to that meeting, the shareholder must provide notice of his or her intent to do so no later than February 15, 2003. If such shareholder fails to comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 2003 meeting. Such proposals and notices should be addressed to Joseph A. Rougraff, Secretary, Virbac Corporation, 3200 Meacham Boulevard, Fort Worth, TX 76137.

                                                                      APPENDIX A

 CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF VIRBAC CORPORATION

PURPOSE.

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the financial reports and other financial information provided by the Corporation to any governmental body or the public; (ii) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and (iii) the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

The Audit Committee's primary duties and responsibilities are to:

         (1) serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

         (2) ensure the Corporation's independent accountants' ultimate accountability to the Board of Directors and the Audit Committee and review and appraise the audit efforts of both the independent accountants and internal auditing department; and

         (3) provide an open avenue of communication among the independent accountants, the Corporation's financial and senior management, the internal auditing department, and the Board of Directors;

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in this Charter.

COMPOSITION.

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, not currently or recently employed by the Corporation or any of its affiliates and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Should the Board determine, however, that membership on the Committee by one member who is not currently employed by the Corporation but does not necessarily meet the independence standard is required by the best interests of the Corporation and its shareholders, then it will be sufficient that only two of the three members satisfy the independence standard. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

RESPONSIBILITIES AND DUTIES.

To fulfill its responsibilities and duties the Audit Committee shall perform the following functions:

DOCUMENTS AND REPORTS

         (1) Review and update this Charter periodically, at least annually, as conditions dictate.

         (2) Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

         (3) Review the internal reports to management prepared by the internal auditing department and management's response.

         (4) Review with financial management and the independent accountants each quarterly report on Form 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

         (5) Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

         (6) Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         (7) Periodically consult, without the participation of management, with the independent accountants about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

         (8) In consultation with independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

         (9) Consider the independent accountants' judgments about the quality appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         (10) Consider and approve, if appropriate, major changes to the Corporation's auditing practices and accounting principles as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

         (11) Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

         (12) Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         (13) Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

         (14) Review with the independent accountants, the internal auditing department and management the extent to which any changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

         (15) Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VIRBAC CORPORATION -- COMMON STOCK PROXY -- FOR THE ANNUAL MEETING OF STOCKHOLDERS AT 2:00 P.M. LOCAL TIME, THURSDAY, APRIL 25, 2002, AT THE COMPANY HEADQUARTERS, 3200 MEACHAM BOULEVARD, FORT WORTH, TEXAS 76137.

     The undersigned hereby appoints Thomas L. Bell and Joseph A. Rougraff, or either of them, with full power of substitution, as Proxies to represent and vote all of the shares of Common Stock of Virbac Corporation held of record by the undersigned at the above-stated Annual Meeting, and any adjournments thereof, upon the matter set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 1, 2002, as follows:

                            * FOLD AND DETACH HERE *

                 YOU CAN NOW ACCESS YOUR VIRBAC ACCOUNT ONLINE.

Access your Virbac shareholder account online via Investor ServiceDirect(SM)
(ISD).

Mellon Investor Services LLC, agent for Virbac, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

o  View account status                 o  View payment history for dividends
o  View certificate history            o  Make address changes
o  View book-entry information         o  Obtain a duplicate 1099 tax form
                                       o  Establish/change your PIN

              VISIT US ON THE WEB AT http://www.melloninvestor.com
                AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

                                   ----------

STEP 1: FIRST TIME USERS - ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY AVAILABLE FOR DOMESTIC INDIVIDUAL AND JOINT ACCOUNTS.

o  SSN
o  PIN
o  Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

                                   ----------

STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access your account please enter your:

o  SSN
o  PIN
o  Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

                                   ----------

STEP 3: ACCOUNT STATUS SCREEN

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o  Certificate History
o  Book-Entry Information
o  Issue Certificate
o  Payment History
o  Address Change
o  Duplicate 1099

              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR MESSRS. POITEVINT AND WILLK AS DIRECTORS, AND IN THE DISCRETION OF THE PROXY OR PROXIES ON ANY OTHER BUSINESS.

PLEASE MARK, YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]

ELECTION OF DIRECTORS:

1.   FOR all nominees            WITHHOLD
       listed below              AUTHORITY
    (except as marked     to vote for all nominees
     to the contrary            listed below

          [  ]                      [  ]

Nominees: 01 Alex Poitevint, 02 Jean-Noel Willk

FOR, except vote withheld as to the following Nominee:


--------------------------------------------------------

2. TO TAKE ANY ACTION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING


Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.

Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 2002 Annual Meeting and Proxy Statement, and 2001 Annual Report to Stockholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature                   Date       Signature                  Date
         ------------------      -----          -----------------       -----

                            * FOLD AND DETACH HERE *

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                  THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

   YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                           http://www.eproxy.com/vbac

Use the Internet to vote your proxy. Have your proxy card in and when you access the web site. You will be prompted to enter our control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                   TELEPHONE
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

                              Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.